CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement of our report dated April 9, 1998, relating to the financial statements of Bank of Georgia, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                              /s/Mauldin & Jenkins LLC

                              Mauldin & Jenkins LLC

Atlanta, Georgia
August 5, 1998




                                  Exhibit 23.2